EXHIBIT 10.24
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$6,000,000                                                    New York, New York
                                                                    July 3, 1996

        FOR VALUE RECEIVED, CORNELL CORRECTIONS, INC., a Delaware corporation (the "COMPANY"), HEREBY PROMISES TO PAY to the order of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION (the "NOTEHOLDER"), on December 30, 1996, at the Noteholder's office at 135 East 57th Street, New York, New York (the "NEW YORK OFFICE"), the sum of SIX MILLION DOLLARS, and to pay interest on the unpaid principal amount of this Note as hereinafter set forth, PROVIDED that the unpaid principal amount hereof and accrued interest hereon shall be subject to Conversion (as that term is hereinafter defined) as provided in Section 3 hereof.

        Section 1. DEFINITIONS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Note in the singular have the same meanings when used in the plural and VICE VERSA):

        "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City.

        "COMMON STOCK" shall mean shares of Class A Common Stock of the Company.

        "CONVERSION" is defined in Section 3.01 hereof.

        "CONVERSION PRICE" is defined in Section 3.01 hereof.

        "CONVERSION SHARES" shall mean the shares of Common Stock issued or issuable upon conversion of this Note in accordance with Section 3 hereof.

        "CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement dated as of July 3, 1996 among the Company, the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein) and Internationale Nederlanden (U.S.) Capital Corporation, as agent for said lenders, as the same may be modified and supplemented and in effect from time to time.

        "DOLLARS" and "$" shall mean lawful money of the United States of America.

        "FULLY DILUTED BASIS" means, as applied to the calculation of the number of shares of Common Stock outstanding at any time, after giving effect to (a) all shares of Common Stock outstanding at the time of determination, (b) all shares of Common Stock issuable upon the conversion, exercise or exchange of any convertible security, warrant, option, subscriptions, calls or other rights to acquire Common Stock outstanding at the time of determination, irrespective of whether such conversion, exercise or exchange is permitted, restricted or vested at the time of determination, and irrespective of the price or consideration required by such conversion, exercise or exchange, and (c) all other commitments, promises or understandings to issue any shares of Common Stock or any convertible security, warrant, option, subscription, call or other rights outstanding at the time of determination.

        "MARKET PRICE" shall mean, with respect to a share of Common Stock on any Business Day:

                      (a) if the Common Stock is publicly traded at the time of
               determination, the average of the closing prices for the Common Stock on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ System as of 4:00 p.m., New York time, on such day, or if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day; or

                      (b) if the Common Stock is not publicly traded at the time of determination then, solely for purposes of Section 3 hereof, the Market Price shall be the Market Value Per Share.

        "MARKET VALUE" shall mean the fair saleable price that would be paid for all of the Common Stock in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), viewing the Company on a going concern basis, using valuation techniques then prevailing in the Valuation Procedures, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale; PROVIDED that in addition to the foregoing, for purposes of determining "Market Value", "fair saleable price", "going concern basis" and similar terms, (i) any contract or legal limitation in respect of the shares of Common Stock, including their transfer, voting and other rights shall be ignored and (ii) any illiquidity arising by contract in respect of the shares of Common Stock and any voting rights or control rights amongst the holders of Common Stock, shall be ignored.

        "MARKET VALUE PER SHARE" shall mean the price per share of Common Stock obtained by dividing (a) the Market Value by (b) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) at the time of the determination.

        "OTHER ANTI-DILUTION INSTRUMENTS" shall mean any option, warrant, convertible security, subscription, call or other rights to acquire Common Stock whether outstanding as of the date hereof or hereafter issued, together with any agreements relating thereto, which provide for anti-dilution or other adjustments in the number of shares of Common Stock and/or exercise, exchange or conversion price thereof.

        "VALUATION PROCEDURE" shall mean, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the Noteholder) made:

                (i) by agreement among the Company and the Noteholder within 30 days following the event requiring such determination, or

               (ii) in the absence of such an agreement, by an Appraiser (as defined below) selected in accordance with the further provisions of this definition.

If required, an Appraiser shall be selected within ten days following the expiration of the 30-day period referred to above, either by agreement among the Company and the Noteholder or, in the absence of such agreement, by lot from a list of four potential Appraisers remaining after the Company nominates three, the Noteholder nominate three, and each side eliminates one potential Appraiser. The Appraiser shall be instructed by the Company and the Noteholder to make its determination within 30 days of its selection. The fees and expenses of an Appraiser selected hereunder shall be borne, in equal shares by the Company. As used herein, "APPRAISER" shall mean a nationally-recognized investment banking firm.

        Section 2.  TERMS OF THE NOTE.

               1.021 PREPAYMENTS. The Company may prepay this Note at any time and from time to time upon notice to the Lender by 1:00 p.m. New York time on the date of prepayment, which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $500,000) and shall be irrevocable and effective only upon receipt by the Noteholder, PROVIDED that interest on the principal prepaid, accrued to but excluding the prepayment date, shall be paid on the prepayment date.

               1.022 INTEREST. The Company hereby promises to pay to the Noteholder, on December 30, 1996, interest on the unpaid principal amount of this Note for the period from and including the date made to but excluding the date such Note shall be paid in full, at a rate (calculated on the basis of a year of 360 days and the actual days elapsed) equal to 9.5% PER ANNUM, PROVIDED that accrued interest hereon shall be subject to Conversion as provided in
Section 3 hereof.

               1.023 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Note shall be made in Dollars, in immediately available funds, without deduction, setoff or counterclaim, to the Noteholder at the New York Office not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

               1.024 PUT AGREEMENT. The Noteholder is entitled to the benefits of the Put Agreement of even date hereof, substantially in the form of Exhibit A hereto.

               1.025 SUBORDINATION. This Note is subject to the provisions of the Subordination Agreement of even date herewith, substantially in the form of Exhibit B hereto.

        Section 3.  CONVERSION OF THE NOTE.

               1.031  CONVERSION.

               (a) If the maturity of the principal hereof shall have been accelerated as provided in Section 4 hereof and the principal hereof, together with all accrued interest hereon, shall not have been paid in full in cash by no later than the third Business Day thereafter, THEN, by notice from the Noteholder to the Company, the Noteholder may require that, on the date specified in such notice (which date shall be no earlier than 15 days after the date of such acceleration), this Note shall convert into shares of Common Stock as hereinafter provided.

               (b) If the circumstances described in Section 3.01(a) hereof shall not have theretofore occurred, THEN, on December 30, 1996 this Note shall automatically convert into shares of Common Stock as hereinafter provided.

               (c) In the event of a conversion pursuant to Section 3.01(a) or
(b) hereof (the "CONVERSION"), the Noteholder shall receive, for no additional payment or consideration whatsoever, the number of shares of Common Stock obtained by dividing:

                (i) an amount equal to (x) the outstanding principal amount of this Note PLUS (y) all interest then accrued on this Note, BY

               (ii) an amount equal to $5.64, as such amount may be adjusted pursuant to Section 3.02 hereof (the "CONVERSION PRICE").

               1.032 ADJUSTMENT OF CONVERSION PRICE AND NUMBER OF CONVERSION SHARES. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 3.02.

               (a) ADJUSTMENT UPON ISSUANCE OF COMMON STOCK. If, at any time after the date hereof, the Company shall issue, sell or otherwise distribute any shares of Common Stock without consideration or for a consideration per share less than the Market Price (determined on a per share basis) as of the date of such issuance or sale, then, effective immediately upon such issuance or sale, the Conversion Price shall be reduced (without regard to any other provisions hereof) to an amount equal to the product obtained by multiplying (A) the Conversion Price in effect immediately prior to such issuance or sale, by (B) a fraction, the numerator of which shall be the sum of (x) the product obtained by multiplying (1) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately prior to such issuance or sale by (2) the Market Price as of the date of such issuance or sale, and (y) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which shall be the product obtained by multiplying (C) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately after such issuance or sale, by (D) the Market Price as of the date of issuance or sale. Upon each such adjustment of the Conversion Price hereunder, the number of Conversion Shares which may be obtained upon conversion of this Note shall be increased to the number of shares determined by multiplying (A) the number of Conversion Shares which could be obtained upon conversion of this Note immediately prior to such adjustment by (B) a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to such adjustment and the denominator of which shall be the Conversion Price in effect immediately after such adjustment.

                (b) OTHER ADJUSTMENTS. For the purpose of determining the adjusted Conversion Price under this Section 3.02, the following shall be applicable:

                      (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any
               manner issues, grants or otherwise distributes any rights or options to subscribe for or to purchase (A) Common Stock or (B) any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Market Price (determined on a per share basis) as of the date of issuance or grant of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options (or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options) shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable upon exercise of Options or upon conversion or exchange of Convertible Securities issuable upon exercise of Options shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuing or granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                      (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in
               any manner issues, sells or otherwise distributes any Convertible Securities having an exercise or conversion or exchange price per share of Common Stock which is less than the Market Price (determined on a per share basis) as of the date of such issuance or sale, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such lower price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are required to be made pursuant to other provisions of this Section 3.02, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

                      (iii) CHANGE IN OPTION PRICE OR CONVERSION PRICE. If, at
               any time, there is any change in (x) the purchase price provided for in any Options, (y) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or (z) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Conversion Shares shall be correspondingly readjusted.

                      (iv) CALCULATION OF CONSIDERATION RECEIVED. If any Common
               Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for consideration other than cash, then the amount of the consideration other than cash received by the Company shall be the fair value of such consideration determined, in good faith, by the Board of Directors of the Company.

                      (v) TREASURY SHARES. The number of shares of Common Stock
               outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                      (vi) RECORD DATE. If the Company takes a record of the
               holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance, sale or distribution of the shares of Common Stock deemed to have been issued, sold or distributed upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (c) SUBDIVISIONS OR COMBINATIONS OF COMMON STOCK. If, at any time prior to the Conversion of this Note, (a) the number of shares of Common Stock outstanding is increased by a dividend or other distribution payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock or (b) the number of shares of Common Stock outstanding is decreased by a combination, reverse stock split of shares of Common Stock or similar transaction, then, in each case, effective as of the effective date of such event retroactive to the record date, if any, of such event, (i) the Conversion Price shall be adjusted to a price determined by multiplying (A) the Conversion Price in effect immediately prior to such event by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such event, and (ii) the number of Conversion Shares subject to purchase upon the conversion of this Note shall be adjusted effective at such time, to a number equal to the product of (A) the number of Conversion Shares subject to purchase upon the exercise of such Note immediately prior to such event by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

               (d) CAPITAL REORGANIZATION OR CAPITAL RECLASSIFICATIONS. If, at any time prior to the Conversion, there shall be any capital reorganization or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), then, in each case the Company shall cause effective provision to be made so that this Note shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of shares of stock, other securities, cash or other property to which a Holder of the number of shares of Common Stock deliverable upon conversion or exchange of this Note would have been entitled upon such reorganization or reclassification and any such provision shall include adjustments in respect of such stock, securities or other property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note with respect to this Note.

               (e) CONSOLIDATIONS AND MERGERS. If, at any time prior to the Conversion, the Company shall consolidate with, merge with or into, or sell all or substantially all of its assets or property to, another corporation, then the Company shall cause effective provision to be made so that this Note shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of shares of Common Stock deliverable upon conversion or exchange of such Note would have been entitled upon such event.

               (f) NOTICE; CALCULATIONS; ETC. Whenever the Conversion Price and the number of Conversion Shares shall be adjusted as provided in this
        Section 3.02, the Company shall provide to the Noteholder a statement, signed by the President or Chief Financial Officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Conversion Price and the number of Conversion Shares applicable to this Note after giving effect to such adjustment. All calculations under this Section 3.02 shall be made to the nearest one hundredth of a cent ($.01) or to the nearest one-tenth of a share, as the case may be. Adjustments pursuant to paragraphs (a), (b) and (c) of this Section 3.02, shall apply to successive events or transactions of the type covered thereby.

               (g) CERTAIN ADJUSTMENTS; CASH DIVIDENDS OR DISTRIBUTIONS. In the event that the Company in any manner issues or grants Options or Convertible Securities, or any other transaction, circumstances or events occur which give rise to anti-dilution adjustments under Other Anti-Dilution Instruments, then the Company will promptly make proportional, equitable and corresponding adjustments in the number of shares of Common Stock issuable upon conversion of this Note to protect the Noteholder against dilution as a result of such events. In the event the Company in any manner makes any dividends or distributions in cash, cash equivalent or marketable securities, the Conversion Price shall be adjusted by multiplying the Conversion Price (determined on a per share basis) by a fraction (x) the numerator of which is the Market Price immediately prior to the time of such dividend or distribution (determined on a per share basis) less the per share amount of such dividend or distribution and (y) the denominator of which is such Market Price.

                (h) ADJUSTMENT RULES. Any adjustments pursuant to this Section
        3.02 shall be made successively whenever an event referred to herein shall occur.

               Section 4. EVENTS OF ACCELERATION. Upon the occurrence of any of the following:

               (a) a default by the Company in the payment when due of (x) any principal of or interest on this Note or any other amount payable hereunder or (y) any Senior Debt, or

               (b) the consummation of the Company's initial public offering,

THEN, the Noteholder may, by notice to the Company, declare the principal amount then outstanding of, and the accrued interest on, this Note and all other amounts payable by the Company hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.


        Section 5.  MISCELLANEOUS.

               1.051 WAIVER; ETC. No failure on the part of the Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

               1.052 EXPENSES, ETC. The Company agrees to pay or reimburse the Noteholder for paying: (a) all out-of-pocket costs and expenses of the Noteholder (including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to the Noteholder), in connection with (i) the negotiation, preparation, execution and delivery of this Note and
(ii) any modification, supplement or waiver of any of the terms of this Note;
(b) all reasonable costs and expenses of the Noteholder (including, without limitation, reasonable counsel's fees) in connection with (i) any Event of Default and (ii) the enforcement of this Section 5.02; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Note or any other document referred to herein or therein.

               1.053 BINDING EFFECT. This Note shall be binding upon and inure to the benefit of the Company and the Noteholder and their respective successors and assigns, except that the Company may not assign its obligations hereunder.

               1.054 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Note) shall be given or made in writing by first class certified mail, postage prepaid (return receipt requested) or delivered by hand or overnight courier to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. In the case of notices to the Noteholder:

               Internationale Nederlanden (U.S.) Capital Corporation 135 East 57th Street
               New York, New York  10022-2101

               Telephone:  (212) 446-1955
               Attention:  Mr. David P. Scopelliti

In the case of notices to the Company:

               Cornell Corrections, Inc.
               4801 Woodway
               Suite 400 West
               Houston, Texas  77056
               Telephone:  (713) 623-0790
               Attention:  Mr. Steven W. Logan

Except as otherwise provided, all such communications shall be deemed to have been duly given upon delivery if delivered by hand or three days after mailing, if delivered by first class certified mail, postage prepaid, in each case given or addressed as aforesaid.

               1.055 GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF.

               1.056 SUBMISSION TO JURISDICTION; WAIVER OF OBJECTION TO VENUE AND INCONVENIENT FORUM. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               1.057 WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first above written.

                            CORNELL CORRECTIONS, INC.

                            By  /s/ STEVEN W. LOGAN
                                --------------------
                              Name: Steven W. Logan
                              Title:  Chief Financial Officer